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Exhibit 99.1

Reconciliation of SIRVA Inc. EBITDA to SIRVA Worldwide Inc. Credit Agreement EBITDA
For the year ending December 31, 2004

($Thousands)		Year Ended 31-Dec-04
Net income (loss)		(68,153)
Discontinued operations loss		32,900
Interest expense		25,446
Provision (benefit) for income taxes		4,947
Depreciation		33,528
Amortization		11,342

SIRVA EBITDA per 10K—continuing operations		40,010

Credit Agreement Adjustments:
Less: EBITDA for Non-SWW Inc. Subsidiaries		(2,804)
Less: Holding Company Expenses		7,034
Non Cash Items:
Impairment Insurance Operations	66,411
Equity based compensation	3,448
Cargo claim reserves—increased IBNR	3,374
Pension expense	3,010
Home loss reserves—increased IBNR	1,024
Deferred compensation	800
Other	708

Total non-cash	78,775	78,775
Unusual Items:
Insurance reserve adjustments	12,854
Legal & related fees	5,845
Insurance receivable reserve	2,538
Restructuring charges	2,152
Bad debt related to asset sale	2,173
Debt extinguishment	1,769
Other	666

Total non-cash	27,997	27,997
Gain or loss on sale or writedown of assets:
Sale / Impairments USA properties	(556)
Sale / Impairments UK properties	(4,406)

Total non-cash	(4,962)	(4,962)

Total Adjustments		106,040

SIRVA Worldwide EBITDA (Coverage)		146,050
in Millions		146.1
Plus Proformas:
ERC Acquistion	14,110
Other Acquisitions	803

	14,913	14,913
SIRVA Worldwide EBITDA (Leverage)		160,963
in Millions		161.0

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Reconciliation of SIRVA Inc. EBITDA to SIRVA Worldwide Inc. Credit Agreement EBITDA For the year ending December 31, 2004